UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM 8-K/A

                           CURRENT REPORT
                         (Amendment No. 1)


 Pursuant to Section 13 or 15(d) of the Securities exchange Act of 1934

  Date of Report (Date of earliest event reported):  October 29, 1999



                  Commission file number: 0-27712
                  -------------------------------


              INTEGRATED PACKAGING ASSEMBLY CORPORATION
              -----------------------------------------
       (Exact name of registrant as specified in its charter)

             Delaware                                 77-0309372
 ------------------------------           ----------------------------------
(State or other jurisdiction of           I.R.S. Employer Identification No.
        incorporation)


          2221 Old Oakland Road
             San Jose, CA                                   95131-1402
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


                              (408) 321-3600
               ---------------------------------------------------
               (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on November 15, 1999 to read as follows:

Item 7.  Financial Statements, Pro Forma Financial Statements, and Exhibits
         ------------------------------------------------------------------

   (a) Financial Statements of Business Acquired
       -----------------------------------------

       OSE, Inc. Financial Statements for the year ended June 30, 1999 with Auditor's Report

          Independent Auditor's Report For the year ended June 30, 1999

          Balance Sheet as of June 30, 1999

          Statement of Income for the year ended June 30, 1999

          Statement of Stockholders' Equity for the year ended
             June 30, 1999

          Statement of Cash Flows for the year ended June 30, 1998

          Notes to Financial Statements for the year ended June 30, 1999

       OSE, Inc. Financial Statements For the year ended June 30, 1998 with Auditor's Report

          Independent Auditor's Report for the year ended June 30, 1998

          Balance Sheet as of June 30, 1998

          Statement of Income for the year ended June 30, 1998

          Statement of Stockholders' Equity for the year ended
             June 30, 1998

          Statement of Cash Flows for the year ended June 30, 1998

          Notes to Financial Statements for the year ended June 30, 1998

   (b) Pro Forma Financial Information
       -------------------------------

       Introduction to Unaudited Pro Forma Financial Statements

       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of October 3, 1999

       Unaudited Pro Forma Condensed Combined Consolidated Statement of
          Operations for the year ended December 31, 1998

       Unaudited Pro Forma Condensed Combined Consolidated Statement of
          Operations for the nine months ended October 3, 1999

       Notes to Unaudited Pro Forma Condensed Combined Consolidated
          Financial Information

   (c) Exhibits
       --------

       Pursuant to Item 601 of Regulation S-K, the following exhibits are filed herewith:

       Exhibit
         No.       Description
       -------    -----------

         a. Agreement for Purchase and Sale of Common Stock of OSE, Inc. by and among the Registrant, OSE, Inc. and the shareholders of OSE, Inc. dated as of October 29, 1999. *

         b. Exclusive Sales Distributor Agreement between OSE, Inc. and Orient Semiconductor Electronics Limited dated as of October 29, 1999.

                  *  Exhibit previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Integrated Packaging Assembly Corporation


Date: January 14, 2000        By: /s/ Patrick Verderico
                              --------------------------------------
                              Patrick Verderico
                              President and Chief Executive Officer



                              By: /s/ F. Terrence Markle
                              -------------------------------------
                              F. Terrence Markle
                              Corporate Controller and
                              Principal Accounting Officer

                                  OSE, Inc.
                             Financial Statements
                        For the year ended June 30, 1999
                                     with
                               Auditor's Report

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
OSE, INC.
Santa Clara, California


We have audited the accompanying balance sheet of OSE, INC. (a California Corporation) as of June 30, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSE, INC. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ANNETTE A YU
-----------------
ANNETTE A YU, CPA

San Jose, California
November 18, 1999

                           OSE, Inc.
                         Balance Sheet
                         June 30, 1999

ASSETS
   Current assets:
      Cash                                            $933,828
      Accounts receivable, net of allowance for
         doubtful accounts of $155,600               8,500,575
      Refundable income taxes                           12,227
      Prepaid expenses                                   9,925
      Deferred tax assets                               77,000
                                                   ------------
         Total current assets                        9,533,555

   Investments                                       4,100,000

   Property and equipment, at cost                     204,528
      Less accumulated depreciation                   (122,073)
                                                   ------------
                                                        82,455

   Other assets                                          8,474
                                                   ------------
                                                   $13,724,484
                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Accounts payable                             $10,250,563
      Salaries and wages                               156,817
      Pension contributions                            109,624
      Current maturities of long term debt               2,689
                                                   ------------
         Total current liabilities                  10,519,693

   Long term debt, net of current portion                2,863

   Deferred income taxes                               178,100

   Shareholders' equity:
      Common stock, no par value; 1,000,000 shares
         authorized, 85,000 shares issued and
         outstanding                                   164,377
      Unrealized holding gain on investments           245,684
      Retained earnings                              2,613,767
                                                   ------------
                                                     3,023,828
                                                   ------------
                                                   $13,724,484
                                                   ============


See notes to financial statements

                     OSE, Inc.
                Statement of Income
          For the year ended June 30, 1999

Revenues                                $46,891,160
Cost of revenues                         44,863,099
                                        ------------
  Gross profit (loss)                     2,028,061

Operating expenses:
  Selling, general and administrative     1,784,133
                                        ------------
    Total operating expenses              1,784,133
                                        ------------
    Income from operations                  243,928

Other income (expense)
  Interest and dividends income              33,178
  Other income                               13,611
                                        ------------
    Total other income (expense)             46,789
                                        ------------
Income before income taxes and
  extraordinary item                        290,717
Income taxes                                123,700
                                        ------------
    Income before extraordinary item        167,017

Extraordinary item                           37,880
                                        ------------
    Net income                             $204,897
                                        ============


See notes to financial statements


                                  OSE, Inc.
                      Statement of Stockholders' Equity
                      For the year ended June 30, 1999

                                                       Unrealized
                          Common    Stock                Gain on
                         ------------------  Retained    Equity
                          Shares   Amount    Earnings  Securities    Total
                         ------------------ ---------- -----------  ----------
Balance at July 1, 1998   85,000  $164,377  $2,408,870     $87,074  $2,660,321

  Net income                                  204,897                204,897

  Change in unrealized
    gain on equity
    securities, net                                       158,610    158,610
                         -------- --------- ---------- -----------  ----------
Balance at June 30, 1999  85,000  $164,377  $2,613,767    $245,684  $3,023,828
                         ======== ========= ========== ===========  ==========

See notes to financial statements

                             OSE, Inc.
                       Statement of Cash Flow
                  For the year ended June 30, 1999

Cash flows from Operating Activities:
  Net income                                            $204,897
  Adjustments to reconcile net income to net
    Cash provided (used) by operating activities:
      Depreciation and amortization                       30,191
      Loss from partnership                               60,702
      Gain on sale of investments                        (62,880)
      Deferred tax assets and liabilities                (50,200)
      Changes in items effecting operations:
        Accounts receivable, net                      (1,445,865)
        Inventories                                      170,578
        Prepaid expenses and other assets                 19,852
        Refundable income taxes                          195,754
        Accounts payable                               2,282,950
        Other accrued expenses                           180,119
                                                    -------------
          Net cash provided in operating activities    1,586,098
                                                    -------------
Cash flows from investing activities:
  Proceeds from sale of investments                      134,477
  Purchases of equipment                                 (24,289)
  Additional investments                              (1,094,202)
                                                    -------------
    Net cash used in investing activities               (984,014)
                                                    -------------
Cash flows from financing activities:
  Equipment lease payments                                (2,300)
                                                    -------------
    Net cash provided by financing activities             (2,300)
                                                    -------------
Net increase in cash                                     599,784

Cash at beginning of year                                334,044
                                                    -------------
Cash at end of year                                     $933,828
                                                    =============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                              $2,000
                                                    =============
    Income taxes                                        $107,700
Non-cash investing and financial activities:        =============
  Unrealized non-cash gains on investments-net          $158,610
                                                    =============

See notes to financial statements

                           OSE, INC
                  NOTES TO FINANCIAL STATEMENTS
                        June 30, 1999

1.  Organization and summary of significant accounting policies

   Organization

   OSE, Inc. was incorporated in January, 1990. The Company is the North American sales, marketing and technical support organization for Orient Semiconductor Electronics, LTD, of Taiwan. Commissions are earned from the direct sales efforts in the "direct channel" for the semiconductor assembly and test service of Orient Semiconductor Electronics, LTD. of Taiwan. The customers are mainly US manufacturers of high-tech products such as video components, chip sets, graphics chips, logic components, etc.

   Cash

   Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents.

   Concentration of credit risk

   The Company at June 30, 1999 and periodically throughout the year has maintained balances in various operating and money market accounts in excess of federally insured limits.

   Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by placing deposits in credit worthy financial institutions. The Company's customer base is primarily in the high-technology industry and is affected by changes in that industry. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

   Inventories

   Inventories are stated at the lower of cost (which approximates first-in, first-out) or market.

   Investments

   Equity securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

   Revenue

   Revenue is recognized when product is shipped to the customer.

   Management Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Depreciation and amortization

   Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are from three to ten years.

   Income taxes

   Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

2.  Long-term debt

   Long-term debt at June 30, 1999, consists of the following:

      Equipment lease payable, is due in monthly
      installment of $281, including interest, final
      payment due February, 2001, collateralized by a
      a copier with a net book value of $6,517              $5,552

3.  Employee Benefit Plan

   The Company has established a Simplified Employee Pension plan which is exempt from Federal income taxes. The Company, at the discretion of the Board of Directors, may contribute any amount up to 15% of the annual eligible compensation of participants in the plan from the current or accumulated earnings of the Company. The Company's contributions to the plan for the year ended June 30, 1999 were approximately $109,600. This contribution has yet to be funded and is included in accrued liabilities at June 30, 1999.

4.  Commitments

   The Company leases its facility under an extended thirty-six months operating lease commencing January 17, 1990. Rent expenses for the current year was approximately $108,500. The minimum rental commitment for the lease is:

                         2000                 $  118,300
                         2001                    124,100
                         2002                     20,800
                                              ----------
                                              $  263,200
                                              ==========

5.  Common Stock

   The Company was incorporated with an authorized capitalization of 1,000,000 shares of common stock. 45,000 outstanding shares are held exclusively by officers of the Company.

Income taxes

   The provision for income taxes consists of the following as of June 30,
1999:
         Current:
           Federal                             $  152,000
           State                                   46,900
                                               -----------
                                                  198,900
         Deferred:
           Federal                                (36,500)
           State                                  (13,700)
                                               -----------
                                                  (50,200)
                                               -----------
                                               $  148,700
                                               ===========

   Deferred taxes are provided for differences relating to depreciation and certain costs capitalized and reserves not deducted for federal and state income tax purposes.

   Reconciliation of the differences between income taxes computed at Federal statutory tax rate and provisions for income taxes are as follows:

        Income taxes computed at Federal
          statuary tax rate                        $  120,200
        State tax provision, net of
          Federal benefits                             22,000
        Permanent differences and other                 6,500
                                                   ----------
        Provision for income taxes                 $  148,700
                                                   ==========

   Deferred tax assets and liabilities recorded on the balance as of June 30, 1999, are as follows:

        Deferred tax assets
          Reserve for bad debt                     $   66,700
          California Franchise Tax                     10,300
                                                   ----------
                                                       77,000
                                                   ==========
        Deferred income taxes
          Depreciation                             $   14,300
          Unrealized gain on investments              163,800
                                                   ----------
                                                   $  178,100
                                                   ==========
                                    Page 12

7.  Related party transactions

   The Company is a sales and supporting entity for its shareholder, Orient Semiconductor Electronics, LTD. of Taiwan (OSET). The major source of income of the Company is the commission income it earns based on the respective sales it makes for OSET.

   While the Company is responsible for the collection of accounts receivable, it has obtained certain guarantees from OSET for the risk of bad debt. It normally makes payments to OSET for the accounts payable after the collection of respective accounts receivable. Periodically, upon the request, the Company also purchases certain materials and components for OSET, and then sells these items to OSET at minimal profit.

   For year ended June 30, 1999 the Company earned approximately $1,925,000 commission from OSET based on its agent sales of approximately $43,012,000. The aggregated sales to OSET were approximately $3,879,000. At June 30, 1999, commission and accounts receivable from OSET was approximately $847,200. Amount due to OSET included in accounts payable was approximately 10,786,600.

   The Company sold approximately 67% (32%, 14%, 11%, and 10%) of its merchandise to four major customers. At June 30, 1999, accounts receivable from these customers were approximately $5,647,000.

8.  Subsequent event

   On October 29, 1999, Integrated Packaging Assembly Corporation (IPAC), a Delaware corporation, acquired all of the outstanding common stock of the Company with purchase price to be paid in shares of Integrated Packaging Assembly Corporation common stock. Immediately prior to the acquisition, the Company distributed certain assets with fair market value aggregated to approximately $ 4,209,000 to existing shareholders as dividend distribution.

                                  OSE, Inc.
                             Financial Statements
                        For the year ended June 30, 1999
                                     with
                               Auditor's Report

                        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
OSE, INC.
Santa Clara, California


We have audited the accompanying balance sheet of OSE, INC. (a California Corporation) as of June 30, 1998, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSE, INC. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ANNETTE A YU
-----------------
ANNETTE A YU, CPA

San Jose, California
November 18, 1999

                           OSE, Inc.
                         Balance Sheet
                         June 30, 1998

ASSETS
   Current assets:
      Cash                                            $334,044
      Accounts receivable                            7,054,710
      Inventories, at lower of cost or market          170,578
      Refundable income taxes                          207,981
      Prepaid expenses                                  30,227
      Deferred tax assets                               30,700
                                                   ------------
         Total current assets                        7,828,240

   Investments                                       2,873,687

   Property and equipment, at cost                     180,239
      Less accumulated depreciation                    (91,882)
                                                   ------------
                                                        88,357

   Other assets                                          8,023
                                                   ------------
                                                   $10,798,307
                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Accounts payable                              $7,967,613
      Pension contributions                             86,322
      Current maturities of long term debt                 349
                                                    -----------
         Total current liabilities                   8,054,284

   Long term debt, net of current portion                7,502

   Deferred income taxes                                76,200

   Shareholders' equity:
      Common stock, no par value; 1,000,000 shares
         authorized, 85,000 shares issued and
         outstanding                                   164,377
      Unrealized holding gain on investments, net       87,074
      Retained earnings                              2,408,870
                                                   ------------
                                                     2,660,321
                                                   ------------
                                                   $10,798,307
                                                   ============


See notes to financial statements

                     OSE, Inc.
                Statement of Income
          For the year ended June 30, 1998

Revenues                                $63,368,269
Cost of revenues                         60,601,627
                                        ------------
  Gross profit (loss)                     2,766,642

Operating expenses:
  Selling, general and administrative     1,740,927
                                        ------------
    Total operating expenses              1,740,927
                                        ------------
    Income from operations                1,025,715

Other income (expense)
  Interest and dividends income              76,604
  Loss from Aspen Venture                   (49,882)
                                        ------------
    Total other income (expense)             26,722
                                        ------------
Income before income taxes                1,052,437

Income taxes                                439,500
                                        ------------
    Net income                             $612,937
                                        ============


See notes to financial statements

                                  OSE, Inc.
                      Statement of Stockholders' Equity
                      For the year ended June 30, 1998

                                                       Unrealized
                          Common    Stock                Gain on
                         ------------------  Retained    Equity
                          Shares   Amount    Earnings  Securities    Total
                         -------- --------- ---------- -----------  ----------
Balance at July 1, 1997   85,000  $164,377  $1,795,933     $64,938  $2,025,248

  Net income                                  612,937                612,937

  Change in unrealized
    gain on equity
    securities, net                                        22,136     22,136
                         -------- --------- ---------- -----------  ----------
Balance at June 30, 1998  85,000  $164,377  $2,408,870     $87,074  $2,660,321
                         ======== ========= ========== ===========  ==========

See notes to financial statements

                             OSE, Inc.
                       Statement of Cash Flow
                  For the year ended June 30, 1998

Cash flows from Operating Activities:
  Net income                                            $612,937
  Adjustments to reconcile net income to net
    Cash provided (used) by operating activities:
      Depreciation and amortization                       26,396
      Loss from partnership                               49,882
      Deferred tax assets and liabilities                 (1,700)
      Changes in items effecting operations:
        Accounts receivable, net                       4,367,680
        Inventories                                     (134,151)
        Prepaid expenses and other assets                (16,222)
        Accounts payable                              (4,506,329)
        Other accrued expenses                           (50,612)
        Accrued income taxes                            (186,174)
                                                    -------------
          Net cash provided in operating activities      161,707
                                                    -------------
Cash flows from investing activities:
  Purchases of equipment                                 (55,843)
  Additional investments                                (700,000)
                                                    -------------
    Net cash used in investing activities               (755,843)
                                                    -------------
Cash flows from financing activities:
  Additional lease obligations                             8,200
  Payment of lease obligations                              (349)
                                                    -------------
    Net cash provided by financing activities              7,851
                                                    -------------
Net decrease in cash                                    (586,285)

Cash at beginning of year                                920,329
                                                    -------------
Cash at end of year                                     $334,044
                                                    =============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                $200
                                                    =============
    Income taxes                                        $627,800
Non-cash investing and financial activities:        =============
  Unrealized non-cash gains on investments-net           $22,136
                                                    =============

See notes to financial statements

                          OSE, INC
                 NOTES TO FINANCIAL STATEMENTS
                       June 30, 1998

1.  Organization and summary of significant accounting policies

   Organization

   OSE, Inc. was incorporated in January, 1990. The Company is the North American sales, marketing and technical support organization for Orient Semiconductor Electronics, LTD, of Taiwan. Commissions are earned from the direct sales efforts in the "direct channel" for the semiconductor assembly and test service of Orient Semiconductor Electronics, LTD. of Taiwan. The customers are mainly US manufacturers of high-tech products such as video components, chip sets, graphics chips, logic components, etc.

   Cash

   Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents.

   Concentration of credit risk

   The Company at June 30, 1998 and periodically throughout the year has maintained balances in various operating and money market accounts in excess of federally insured limits.

   Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by placing deposits in credit worthy financial institutions. The Company's customer base is primarily in the high-technology industry and is affected by changes in that industry. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

   Inventories

   Inventories are stated at the lower of cost (which approximates first-in, first-out) or market.

   Investments

   Equity securities are classified as "available-for-sale" as defined by SFAS
115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

   Revenue

   Revenue is recognized when product is shipped to the customer.

   Management estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation and amortization

   Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are from three to ten years.

   Income taxes

   Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

2.  Long-term debt

   Long-term debt at June 30, 1998, consists of the following:

      Equipment lease payable, is due in monthly
      installment of $281, including interest, final
      payment due February, 2001, collateralized by
      a copier with a net book value of $8,217                 $7,851

3.  Employee benefit plan

   The Company has established a Simplified Employee Pension plan which is exempt from Federal income taxes. The Company, at the discretion of the Board of Directors, may contribute any amount up to 15% of the annual eligible compensation of participants in the plan from the current or accumulated earnings of the Company. The Company's contributions to the plan for the year ended June 30, 1998 were approximately $86,300. This contribution has yet to be funded and is included in accrued liabilities at June 30, 1998.

4.  Commitments

   The Company leases its facility under an extended thirty-six months operating lease commencing January 17, 1990. Rent expenses for the current year was approximately $ 42,000. The minimum rental commitment for the lease is:
                              1999                 $ 109,200
                              2000                   118,300
                              2001                   124,100
                              2002                    20,800
                                                   ---------
                                                   $ 372,400
                                                   =========

5.  Common stock

   The Company was incorporated with an authorized capitalization of 1,000,000 shares of common stock. 45,000 outstanding shares are held exclusively by officers of the Company.

Income taxes

   The provision for income taxes consists of the following as of June 30,
1998:
            Current:
              Federal                              $ 343,700
              State                                   97,500
                                                   ----------
                                                     441,200
            Deferred:
              Federal                                 (2,000)
              State                                      300
                                                   ----------
                                                      (1,700)
                                                   ----------
                                                   $ 439,500
                                                   ==========

   Deferred taxes are provided for differences relating to depreciation and certain costs capitalized and reserves not deducted for federal and state income tax purposes.

   Reconciliation of the differences between income taxes computed at Federal statutory tax rate and provisions for income taxes are as follows:

         Income taxes computed at Federal
           statutory tax rate                           $ 358,000
         State tax provision, net of
           Federal benefits                                64,500
         Permanent differences and other                   17,000
                                                        ---------
                                                        $ 439,500
                                                        =========

Deferred tax liabilities recorded on the balance sheet as of June 30, 1998, are as follows:

        Deferred income taxes
          Depreciation                          $  18,200
          Unrealized gain on investments           58,000
                                                ---------
                                                $  76,200
                                                =========

7.  Related party transactions

   The Company is a sales and supporting entity for its shareholder, Orient Semiconductor Electronics, LTD. of Taiwan (OSET). The major source of income of the Company is the commission income it earns based on the respective sales it makes for OSET.

   While the Company is responsible for the collection of accounts receivable, it has obtained certain guarantees from OSET for the risk of bad debt. It normally makes payments to OSET for the accounts payable after the collection of respective accounts receivable. Periodically, upon the request, the Company also purchases certain materials and components for OSET, and then sells these items to OSET at minimal profit.

   For year ended June 30, 1998 the Company earned approximately $2,613,000 commission from OSET based on its agent sales of approximately $58,290,000. The aggregated sales to OSET were approximately $5,078,600. At June 30, 1998, commission and accounts receivable from OSET was approximately $1,889,500. Amount due to OSET included in accounts payable was approximately $8,169,700.

   The Company sold approximately 47% of its merchandise to four major customers. At June 30, 1998, accounts receivable from these customers were approximately $4,082,000.

Item 7(b) PRO FORMA FINANCIAL INFORMATION
          -------------------------------

   On October 29, 1999, Integrated Packaging Assembly Corporation ("IPAC") purchased all of the outstanding shares of OSE, Inc. ("OSEI") in a stock for stock exchange. As a result of the transaction, each outstanding share of OSEI Common Stock was exchanged for 304.8246 shares of IPAC's Common Stock such that an aggregate of 25,910,000 shares of Common Stock were issued by IPAC.

   The unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of OSEI by IPAC under the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines IPAC's unaudited consolidated balance sheet at October 3, 1999 and OSEI's unaudited consolidated balance sheet at September 30, 1999 as if the acquisition had occurred on October 3, 1999.

   The unaudited pro forma condensed combined consolidated statements of operations combine the historical results of operations of IPAC and OSEI for the twelve months ended December 31, 1998 and the nine months ended October 3, 1999 giving effect to the acquisition as if it had occurred at January 1, 1998.

   The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results of financial position that would have occurred had the acquisition been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

   The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the historical audited and unaudited financial statements of IPAC, including the notes thereto, and the audited historical financial statements of OSEI, including the notes thereto.

                                IPAC and OSEI
          Pro Forma Condensed Combined Consolidated Balance Sheet
                                 (Unaudited)
                               (In thousands)

                               Historical Historical  Pro Forma    Pro Forma
                                  IPAC       OSEI    Adjustments    Combined
                                 (as of     (as of
                                10/3/99)   9/30/99)
                               ---------- ---------- -----------   ----------
ASSETS
  Current assets:
    Cash and cash equivalents   $  1,652  $   1,002  $             $   2,654
    Accounts receivable, net       2,716     17,237                   19,953
    Inventory                      1,014          -                    1,014
    Prepaid expenses and other
      other assets                   742         34                      776
    Deferred tax assets                -         77         (77)(a)        -
                               ---------- ---------- -----------    ----------
      Total current assets         6,124     18,350         (77)      24,397
  Property and equipment, net     10,950        112                   11,062
  Long term investments                -      4,041      (4,041)(c)        -
  Intangibles                          -          -       5,638 (a)    5,638
  Other assets                       142          2                      144
                               ---------- ---------- -----------    ----------
      Total assets                17,216     22,505       1,520       41,241
                               ========== ========== ===========    ==========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
  Current liabilities:
    Bank debt                     15,195          -                   15,195
    Accounts payable               1,737     19,005                   20,742
    Accrued expenses and
      other liabilities            2,888        261         390 (a)    3,539
                               ---------- ---------- -----------    ----------
      Total current liabilities   19,820     19,266         390       39,476

  Deferred tax liability               -          14        (14)(a)        -
  Deferred gain on sale of
    facilities                     1,145          -                    1,145
  Series A mandatorily
    redeemable convertible
    preferred stock                4,874          -                    4,874
  Stockholders' equity:
    Common stock                  43,181        164       4,318 (d)   47,499
                                                           (164)(d)
    Unrealized holding gain
      on investments                   -        250        (250)(c)        -
    Retained earnings
      (accumulated deficit)      (51,804)     2,811      (3,791)(c)  (51,753)
                                                          1,031 (d)
                               ---------- ---------- -----------    ----------
      Total stockholders'
        equity                    (8,623)     3,239       1,130       (4,254)
                               ---------- ---------- -----------    ----------
      Total liabilities and
        stockholders' equity   $  17,216  $  22,505  $    1,520     $ 41,241
                               ========== ========== ===========    ==========

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                               IPAC and OSEI
     Pro Forma Condensed Combined Consolidated Statement of Operations
                                (Unaudited)
                   (In thousands, except per share data)
                       Year Ended December 31, 1998

                             Historical Historical  Pro Forma    Pro Forma
                                IPAC       OSEI    Adjustments   Combined
                             ---------- ---------- -----------   ---------
Revenues                     $  23,281  $   8,093  $   (6,022)(f)$ 25,352
Cost of revenues                29,114      5,860      (5,886)(f)  29,088
                             ---------- ---------- -----------   ---------
  Gross profit (loss)           (5,833)     2,233        (136)     (3,736)

Operating expenses:
  Selling, general and
    administrative               4,068      1,732         706 (b)   6,506
  Research and development       1,101          -                   1,101
  Provision for impairment
    of assets                   18,200          -                  18,200
                             ---------- ---------- -----------   ---------
    Total operating expenses    23,369      1,732         706      25,807
                             ---------- ---------- -----------   ---------
Operating profit (loss)        (29,202)       501        (842)    (29,543)

Interest and other income        1,209         45                   1,254
Interest  and other expense     (1,783)       (50)                 (1,783)
                             ---------- ---------- -----------   ---------
    Total interest and other
      income (expense)            (574)        (5)                   (529)
                             ---------- ---------- -----------   ---------
Operating income (loss)
  before taxes                 (29,776)       496        (842)    (30,122)
Income taxes                         -        209        (209)(e)       -
Extraordinary item                   -         38                      38
                             ---------- ---------- -----------   ---------
Net income (loss)            $ (29,776) $     325  $     (633)   $(30,084)
                             ========== ========== ===========   =========
Per share data:
    Basic and diluted           ($2.12)

Number of shares used to
  compute per share data
    Basic and diluted           14,046

Pro forma per share data:
    Basic and diluted                                              ($0.75)

Pro forma number of shares
  used to compute per share
  data
    Basic and diluted                                              39,956


See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                               IPAC and OSEI
     Pro Forma Condensed Combined Consolidated Statement of Operations
                                (Unaudited)
                    (In thousands, except per share data)
                     Nine Months Ended October 3, 1999

                               Historical Historical  Pro Forma    Pro Forma
                                  IPAC       OSEI    Adjustments   Combined
                               ---------- ---------- -----------   ---------
Revenues                       $  11,836  $   3,757  $   (2,006)(f)$ 13,587
Cost of revenues                  17,039      1,935      (1,934)(f)  17,040
                               ---------- ---------- -----------   ---------
  Gross profit (loss)             (5,203)     1,822         (72)     (3,453)

Operating expenses:
  Selling, general and
    administrative                 2,917      1,450         530 (b)   4,897
  Research and development           528          -                     528
                               ---------- ---------- -----------   ---------
    Total operating expenses       3,445      1,450         530       5,425
                               ---------- ---------- -----------   ---------
Operating profit (loss)           (8,648)       372        (602)     (8,878)

Interest and other income             59        105                     164
Interest and other expenses       (1,207)       (61)                 (1,268)
                               ---------- ---------- -----------   ---------
    Total interest and other
      income (expense)            (1,148)        44                  (1,104)
                               ---------- ---------- -----------   ---------
Operating income (loss)
  before taxes                    (9,796)       416        (602)     (9,982)
Income taxes                           -        159        (143)(e)      16
                               ---------- ---------- -----------   ---------
Operating income (loss) before
   extraordinary gain and
   preferred stock dividends      (9,796)       257        (459)     (9,998)
Extraordinary gain                 2,047          -                   2,047
                               ---------- ---------- -----------   ---------
Income (loss) before
  preferred stock dividends       (7,749)       257        (459)     (7,951)
Preferred stock dividend             227          -                     227
Deemed dividend on preferred
  stock                            6,800          -                   6,800
                               ---------- ---------- -----------   ---------
Net income (loss) applicable
  to common stockholders       $ (14,776) $     257  $     (459)   $(14,978)
                               ========== ========== ===========   =========
Per share data:
    Basic and diluted             ($0.84)
Number of shares used to
  compute per share data
    Basic and diluted             17,511
Pro forma per share data:
    Basic and diluted                                                ($0.34)
Pro forma number of shares
  used to compute per share
  data
    Basic and diluted                                                43,421


See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
                               INFORMATION

NOTE 1.   PRO FORMA ADJUSTMENTS

   The following adjustments were applied to the historical condensed financial statements to arrive at the pro forma condensed combined consolidated financial statements.

   (a) On October 29, 1999 IPAC completed its acquisition of OSEI. The acquisition was accounted for using the purchase method. The following represents the allocation of the estimated purchase price over the historical net book values of the acquired assets and liabilities of OSEI at September 30, 1999, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values and will be based on the acquired assets and liabilities as of the acquisition date.

         Fair value of common stock issued by IPAC    $     4,318
         Estimated acquisition costs                          390
                                                      ------------
                                                      $     4,708
                                                      ============

         Current and other assets                     $    18,275
         Property and equipment                               112
         Intangible assets                                  5,638
         Liabilities assumed                              (19,317)
                                                      ------------
                                                      $     4,708
                                                      ============

         As part of the purchase price allocation the deferred tax liability of $14 was offset against the deferred tax asset of $77 and a valuation allowance of $63 was raised against the deferred tax asset.

   (b) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over a period of 12 months for the year ended December 31, 1998 and 9 months for the period ended October 3, 1999. The intangibles are being amortized as follows:

         Intangible Asset                Amount             Economic
                                                          Useful Life
         ----------------               --------          -----------
         Assembled Workforce            $    280             3 years
         Distribution Agreement            3,557            10 years
         Goodwill                          1,801             7 years
                                        --------
                                        $  5,638
                                        ========

         The amortization of these intangible assets for year ended December 31, 1998 and the nine months ended October 3, 1999 was $706 and $530.

   (c) A condition of the closing of the acquisition was that OSEI had to have declared and paid a dividend to its shareholders of its investments. These were recorded at $4,041 on September 30, 1999. OSEI had an unrealized holding gain on the investments of $250. This adjustment reflects the dividend having occurred on September 30, 1999.

   (d) Reflects the issuance of common shares of IPAC to the previous shareholders of OSEI.

   (e) Reflects the adjustment to remove tax balances due to the utilization of IPAC's net operating losses.

   (f) OSEI had an arrangement under which it supplied goods to Orient Semiconductor Electronics Limited ("OSET"), a public Taiwanese company. As a result, it recorded revenues of $6,022 and $2,006 in the year ended December 31, 1998 and the nine months ended September 30, 1999. Pro forma adjustments to exclude these revenues and associated cost of revenues were made as the contract had ceased when IPAC acquired OSEI.